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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in this registration statement on Form S-1 (Amendment No. 13) (File No. 333-13627) of our report dated April 18, 1997, except for the second paragraph of Note 1, Note 7(c) and Note 11 as to which the date is July 9, 1997, on our audits of the financial statements of Progenics Pharmaceuticals, Inc. We also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts."


                                          COOPERS & LYBRAND L.L.P.


New York, New York
November 19, 1997